Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS THIRD QUARTER 2023 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.70 per share and Adjusted (non-GAAP) Operating Earnings of $0.67 per share for the third quarter of 2023
•Narrowing guidance range for full year 2023 Adjusted (non-GAAP) Operating Earnings from $2.30-$2.42 per share to $2.32-$2.40 per share
•Reaffirming fully regulated operating EPS compounded annual growth target of 6-8% from 2021 and 2022 guidance midpoints through 2025 and 2026, respectively, with expectation to be at midpoint or better of growth range
•Strong utility reliability performance – every utility achieved top quartile in outage duration and outage frequency, and ComEd and PHI delivered best-on-record performance for the third straight quarter

CHICAGO (Nov. 2, 2023) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the third quarter of 2023.
“In the third quarter we continued to see strong execution of our financial plan and our strategy to lead the energy transformation, achieving top-quartile service reliability and key milestones in our six active rate reviews,” said Exelon President and CEO Calvin Butler. “As power generation decarbonizes and demand increases from development of major data center hubs, we are embarking on interstate transmission projects selected to meet reliability requirements, including PJM’s most recent recommendation to include our proposal to build needed transmission in Maryland and Pennsylvania. We also will be key partners in facilitating two of the recently announced national hydrogen hubs located in Exelon’s service areas, and three of our operating companies were also selected for federal grants through the landmark Infrastructure Investment and Jobs Act to improve reliability and connectivity in the communities we serve and expand benefits for our customers. We continue to be excited by the progress toward the aggressive goals we’ve set to build a sustainable energy future for our customers and communities.”
“Despite an active summer storm season, Exelon’s third quarter performance remained in line with expectations, as we recorded Adjusted (non-GAAP) Operating Earnings of $0.67 per share,” said Exelon Executive Vice President and CFO Jeanne Jones. “We’re also continuing to execute on the $7.2 billion capital investment planned for 2023, designed to address the needs of tomorrow’s grid. We are narrowing
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our 2023 EPS guidance range to $2.32 to $2.40 per share. We look forward to ending the year strong and further establishing our position as the nation’s leading transmission and delivery company.”
Third Quarter 2023
Exelon's GAAP Net Income from Continuing Operations for the third quarter of 2023 increased to $0.70 per share from $0.68 GAAP Net Income from Continuing Operations per share in the third quarter of 2022. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 decreased to $0.67 per share from $0.75 per share in the third quarter of 2022. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 3.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2023 primarily reflect:
•Lower utility earnings primarily due to increased operating expense as a result of higher storm costs at PECO, BGE and PHI, unfavorable weather at PECO, increased depreciation expense at BGE and PHI, and increased interest expense at BGE. This was partially offset by higher electric distribution formula rate earnings at ComEd from higher allowed ROE due to an increase in U.S. treasury rates and the impacts of higher rate base, rate increases at PECO, BGE, and PHI, and carrying costs related to the carbon mitigation credit (CMC) regulatory asset at ComEd.
•Higher costs at the Exelon holding company primarily due to higher interest expense.
Operating Company Results1
ComEd
ComEd's third quarter of 2023 GAAP Net Income increased to $333 million from $291 million in the third quarter of 2022. ComEd's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 increased to $338 million from $293 million in the third quarter of 2022, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed ROE due to an increase in U.S. Treasury rates and the impacts of higher rate base) and carrying costs related to the CMC regulatory asset. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s third quarter of 2023 GAAP Net Income increased to $146 million from $135 million in the third quarter of 2022. PECO's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 decreased to $149 million from $174 million in the third quarter of 2022, primarily due to unfavorable weather and an increase in storm costs, partially offset by gas distribution rate increases.
___________
1 Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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BGE
BGE’s third quarter of 2023 GAAP Net Income increased to $45 million from $33 million in the third quarter of 2022. BGE's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 decreased to $47 million from $70 million in the third quarter of 2022, primarily due to an increase in depreciation expense, interest expense, and storm costs, partially offset by favorable impacts of the multi-year plans. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter of 2023 GAAP Net Income decreased to $232 million from $289 million in the third quarter of 2022. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 decreased to $234 million from $286 million in the third quarter of 2022, primarily due to an increase in depreciation expense and storm costs. This is partially offset by distribution and transmission rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Recent Developments and Third Quarter Highlights
•Dividend: On November 1, 2023, Exelon’s Board of Directors declared a regular quarterly dividend of $0.36 per share on Exelon’s common stock for the fourth quarter of 2023. The dividend is payable on Friday, December 8, 2023, to shareholders of record of Exelon as of 5 p.m. Eastern time on Wednesday, November 15, 2023.
•Financing Activities:
◦On September 13, 2023, Pepco issued $100 million of First Mortgage Bonds, 5.35% Series, due September 13, 2033. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income from Continuing Operations	$0.70	$700	$333	$146	$45	$232
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $4)	0.01	12	—	—	—	—
Asset Retirement Obligation (net of taxes of $1)	—	(1)	—	—	—	(1)
Separation Costs (net of taxes of $5, $2, $1, $1, and $1, respectively)	0.01	14	5	3	2	4
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.05)	(54)	—	—	—	—
2023 Adjusted (non-GAAP) Operating Earnings	$0.67	$671	$338	$149	$47	$234

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income from Continuing Operations	$0.68	$676	$291	$135	$33	$289
Asset Retirement Obligation (net of taxes of $2)	—	(4)	—	—	—	(4)
Asset Impairments (net of taxes of $10)	0.04	37	—	—	37	—
Separation Costs (net of taxes of $1, $1, $0, $0, and $0, respectively)	—	(3)	2	1	1	1
Income Tax-Related Adjustments (entire amount represents tax expense)	0.04	38	—	38	—	—
2022 Adjusted (non-GAAP) Operating Earnings	$0.75	$745	$293	$174	$70	$286
__________
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
Webcast Information
Exelon will discuss third quarter 2023 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 19,000 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on X, formerly known as Twitter, @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon
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has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Nov. 2, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Third Quarter 2023 Quarterly Report on Form 10-Q (to be filed on Nov. 2, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended September 30, 2023
Operating revenues	$2,268	$1,037	$932	$1,773	$(30)	$5,980
Operating expenses
Purchased power and fuel	896	411	380	710	—	2,397
Operating and maintenance	385	277	214	339	(28)	1,187
Depreciation and amortization	357	100	161	257	15	890
Taxes other than income taxes	100	59	80	134	10	383
Total operating expenses	1,738	847	835	1,440	(3)	4,857
Operating income (loss)	530	190	97	333	(27)	1,123
Other income and (deductions)
Interest expense, net	(119)	(52)	(47)	(80)	(139)	(437)
Other, net	16	11	6	28	20	81
Total other income and (deductions)	(103)	(41)	(41)	(52)	(119)	(356)
Income (loss) before income taxes	427	149	56	281	(146)	767
Income taxes	94	3	11	49	(90)	67
Net income (loss)	333	146	45	232	(56)	700
Net income (loss) attributable to common shareholders	$333	$146	$45	$232	$(56)	$700

Three Months Ended September 30, 2022
Operating revenues	$1,378	$1,014	$870	$1,598	$(15)	$4,845
Operating expenses
Purchased power and fuel	121	403	350	610	—	1,484
Operating and maintenance	355	243	235	277	38	1,148
Depreciation and amortization	333	92	148	238	14	825
Taxes other than income taxes	104	60	77	129	7	377
Total operating expenses	913	798	810	1,254	59	3,834
Operating income (loss)	465	216	60	344	(74)	1,011
Other income and (deductions)
Interest expense, net	(104)	(45)	(39)	(72)	(105)	(365)
Other, net	14	8	5	19	76	122
Total other income and (deductions)	(90)	(37)	(34)	(53)	(29)	(243)
Income (loss) before income taxes	375	179	26	291	(103)	768
Income taxes	84	44	(7)	2	(31)	92
Net income (loss)	291	135	33	289	(72)	676
Net income (loss) attributable to common shareholders	$291	$135	$33	$289	$(72)	$676

Change in net income (loss) from 2022 to 2023	$42	$11	$12	$(57)	$16	$24

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Nine Months Ended September 30, 2023
Operating revenues	$5,836	$2,977	$2,986	$4,615	$(54)	$16,360
Operating expenses
Purchased power and fuel	2,068	1,197	1,145	1,805	—	6,215
Operating and maintenance	1,077	786	632	952	88	3,535
Depreciation and amortization	1,045	297	487	741	46	2,616
Taxes other than income taxes	282	156	239	366	20	1,063
Total operating expenses	4,472	2,436	2,503	3,864	154	13,429
Operating income (loss)	1,364	541	483	751	(208)	2,931
Other income and (deductions)
Interest expense, net	(357)	(149)	(135)	(238)	(398)	(1,277)
Other, net	50	26	14	80	161	331
Total other income and (deductions)	(307)	(123)	(121)	(158)	(237)	(946)
Income (loss) from continuing operations before income taxes	1,057	418	362	593	(445)	1,985
Income taxes	235	8	76	103	(148)	274
Net income (loss) from continuing operations after income taxes	822	410	286	490	(297)	1,711
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	822	410	286	490	(297)	1,711
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to common shareholders	$822	$410	$286	$490	$(297)	$1,711

Nine Months Ended September 30, 2022
Operating revenues	$4,536	$2,877	$2,810	$4,223	$(34)	$14,412
Operating expenses
Purchased power and fuel	1,041	1,093	1,093	1,609	(1)	4,835
Operating and maintenance	1,045	705	658	867	161	3,436
Depreciation and amortization	982	277	470	697	46	2,472
Taxes other than income taxes	289	155	225	362	30	1,061
Total operating expenses	3,357	2,230	2,446	3,535	236	11,804
Loss on sale of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	1,177	647	364	688	(270)	2,606
Other income and (deductions)
Interest expense, net	(308)	(129)	(110)	(216)	(300)	(1,063)
Other, net	40	23	16	56	300	435
Total other income and (deductions)	(268)	(106)	(94)	(160)	—	(628)
Income (loss) from continuing operations before income taxes	909	541	270	528	(270)	1,978
Income taxes	203	67	3	10	73	356
Net income (loss) from continuing operations after income taxes	706	474	267	518	(343)	1,622
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	706	474	267	518	(226)	1,739
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$706	$474	$267	$518	$(227)	$1,738

Change in net income (loss) from continuing operations from 2022 to 2023	$116	$(64)	$19	$(28)	$46	$89
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$300	$407
Restricted cash and cash equivalents	435	566
Accounts receivable
Customer accounts receivable	2,575	2,544
Customer allowance for credit losses	(341)	(327)
Customer accounts receivable, net	2,234	2,217
Other accounts receivable	1,168	1,426
Other allowance for credit losses	(88)	(82)
Other accounts receivable, net	1,080	1,344
Inventories, net
Fossil fuel	105	208
Materials and supplies	657	547
Regulatory assets	2,307	1,641
Other	401	406
Total current assets	7,519	7,336
Property, plant, and equipment, net	72,458	69,076
Deferred debits and other assets
Regulatory assets	8,128	8,037
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	2,923	2,897
Investments	246	232
Other	1,355	1,141
Total deferred debits and other assets	19,282	18,937
Total assets	$99,259	$95,349

	September 30, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,720	$2,586
Long-term debt due within one year	1,654	1,802
Accounts payable	2,684	3,382
Accrued expenses	1,315	1,226
Payables to affiliates	5	5
Regulatory liabilities	437	437
Mark-to-market derivative liabilities	44	8
Unamortized energy contract liabilities	8	10
Other	933	1,155
Total current liabilities	8,800	10,611
Long-term debt	39,431	35,272
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,792	11,250
Regulatory liabilities	9,236	9,112
Pension obligations	1,085	1,109
Non-pension postretirement benefit obligations	515	507
Asset retirement obligations	269	269
Mark-to-market derivative liabilities	113	83
Unamortized energy contract liabilities	29	35
Other	2,129	1,967
Total deferred credits and other liabilities	25,168	24,332
Total liabilities	73,789	70,605
Commitments and contingencies
Shareholders’ equity
Common stock	20,956	20,908
Treasury stock, at cost	(123)	(123)
Retained earnings	5,233	4,597
Accumulated other comprehensive loss, net	(596)	(638)
Total shareholders’ equity	25,470	24,744
Total liabilities and shareholders’ equity	$99,259	$95,349

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$1,711	$1,739
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,616	2,679
Asset impairments	—	46
Gain on sales of assets and businesses	—	(8)
Deferred income taxes and amortization of investment tax credits	210	256
Net fair value changes related to derivatives	21	(59)
Net realized and unrealized losses on NDT funds	—	205
Net unrealized losses on equity investments	—	16
Other non-cash operating activities	(237)	265
Changes in assets and liabilities:
Accounts receivable	82	(1,049)
Inventories	(8)	(121)
Accounts payable and accrued expenses	(454)	823
Option premiums paid, net	—	(39)
Collateral (paid) received, net	(183)	1,456
Income taxes	50	3
Regulatory assets and liabilities, net	(395)	(689)
Pension and non-pension postretirement benefit contributions	(97)	(596)
Other assets and liabilities	(24)	(786)
Net cash flows provided by operating activities	3,292	4,141
Cash flows from investing activities
Capital expenditures	(5,540)	(5,179)
Proceeds from NDT fund sales	—	488
Investment in NDT funds	—	(516)
Collection of DPP	—	169
Proceeds from sales of assets and businesses	—	16
Other investing activities	25	36
Net cash flows used in investing activities	(5,515)	(4,986)
Cash flows from financing activities
Changes in short-term borrowings	(1,116)	(335)
Proceeds from short-term borrowings with maturities greater than 90 days	400	1,150
Repayments on short-term borrowings with maturities greater than 90 days	(150)	(925)
Issuance of long-term debt	5,300	5,801
Retirement of long-term debt	(1,209)	(2,067)
Issuance of common stock	—	563
Dividends paid on common stock	(1,074)	(999)
Proceeds from employee stock plans	30	26
Transfer of cash, restricted cash, and cash equivalents to Constellation	—	(2,594)
Other financing activities	(101)	(121)
Net cash flows provided by financing activities	2,080	499
Decrease in cash, restricted cash, and cash equivalents	(143)	(346)
Cash, restricted cash, and cash equivalents at beginning of period	1,090	1,619
Cash, restricted cash, and cash equivalents at end of period	$947	$1,273

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended September 30, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$0.68	$291		$135		$33		$289		$(72)	$676
Asset Retirement Obligation (net of taxes of $2)	—	—		—		—		(4)		—	(4)
Asset Impairments (net of taxes of $10) (1)	0.04	—		—		37		—		—	37
Separation Costs (net of taxes of $1, $0, $0, $0, $2, and $1, respectively) (2)	—	2		1		1		1		(8)	(3)
Income Tax-Related Adjustments (entire amount represents tax expense) (3)	0.04	—		38		—		—		—	38
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.75	$293		$174		$70		$286		$(78)	$745

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.03)	$—	(b)	$(29)		$—	(b)	$(1)	(b)	$—	$(30)
Load	0.01	—	(b)	11		—	(b)	(1)	(b)	—	10
Distribution and Transmission Rates (4)	0.06	36	(c)	6	(c)	8	(c)	11	(c)	—	61
Other Energy Delivery (5)	0.10	46	(c)	23	(c)	3	(c)	31	(c)	—	103
Operating and Maintenance Expense (6)	(0.05)	(20)		(24)		(15)		(35)		44	(50)
Pension and Non-Pension Postretirement Benefits	(0.01)	2		—		(1)		(4)		(12)	(15)
Depreciation and Amortization Expense (7)	(0.04)	(17)		(6)		(10)		(12)		(1)	(46)
Interest Expense and Other (8)	(0.11)	(2)		(6)		(8)		(41)		(50)	(107)
Share Differential (9)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$(0.08)	$45		$(25)		$(23)		$(52)		$(19)	$(74)

2023 GAAP Net Income (Loss) from Continuing Operations	$0.70	$333		$146		$45		$232		$(56)	$700
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $4)	0.01	—		—		—		—		12	12
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		(1)		—	(1)
Separation Costs (net of taxes of $2, $1, $1, $1, and $5, respectively) (2)	0.01	5		3		2		4		—	14
Income Tax-Related Adjustments (entire amount represents tax expense) (3)	(0.05)	—		—		—		—		(54)	(54)
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.67	$338		$149		$47		$234		$(97)	$671
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(2)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense and Other, net.
(3)In 2022, reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. In 2023, reflects the adjustment to state deferred income taxes due to changes in forecasted apportionment.
(4)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue primarily due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution and transmission rate increases.
(5)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PECO, reflects increased transmission and energy efficiency revenues due to regulatory required programs. For PHI, reflects higher revenues due to certain EDIT benefits being fully amortized and passed through to customers, which is offset in Interest expense and Other.
(6)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, primarily reflects increased storm costs and increased program costs related to regulatory required programs. For BGE, primarily reflects increased storm costs. For PHI, reflects increased credit loss expense and increased storm costs. For Corporate, primarily reflects a decrease in Operating and maintenance expense with an offsetting decrease in other income, for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(7)Reflects ongoing capital expenditures across all utilities.
(8)For PHI, primarily reflects higher income tax expense due to certain EDIT benefits being fully amortized and passed through to customers, with an offsetting increase in Other energy delivery. For Corporate, primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA, with an offsetting decrease in Operating and maintenance expense.
(9)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Nine Months Ended September 30, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$1.65	$706		$474		$267		$518		$(343)	$1,622
ERP System Implementation Costs (net of taxes of $0) (1)	—	—		—		—		—		1	1
Asset Retirement Obligation (net of taxes of $2)	—	—		—		—		(4)		—	(4)
Asset Impairments (net of taxes of $10) (2)	0.04	—		—		37		—		—	37
Separation Costs (net of taxes of $4, $2, $2, $3, $0 and $10, respectively) (3)	0.03	9		4		4		7		1	25
Income Tax-Related Adjustments (entire amount represents tax expense) (4)	0.13	—		38		—		3		89	130
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.84	$715		$517		$308		$523		$(252)	$1,811

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.10)	$—	(b)	$(92)		$—	(b)	$(12)	(b)	$—	$(104)
Load	—	—	(b)	4		—	(b)	(4)	(b)	—	—
Distribution and Transmission Rates (5)	0.24	101	(c)	41	(c)	33	(c)	60	(c)	—	235
Other Energy Delivery (6)	0.22	105	(c)	44	(c)	(3)	(c)	76	(c)	—	222
Operating and Maintenance Expense (7)	(0.08)	(33)		(64)		(13)		(22)		54	(78)
Pension and Non-Pension Postretirement Benefits	(0.02)	8		2		(3)		(12)		(14)	(19)
Depreciation and Amortization Expense (8)	(0.10)	(45)		(15)		(10)		(25)		(4)	(99)
Interest Expense and Other (9)	(0.20)	(12)		(24)		(23)		(62)		(73)	(194)
Share Differential (10)	(0.02)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$(0.06)	$124		$(104)		$(19)		$(1)		$(37)	$(37)

2023 GAAP Net Income (Loss) from Continuing Operations	$1.72	$822		$410		$286		$490		$(297)	$1,711
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $4)	0.01	—		—		—		—		14	14
Change in Environmental Liabilities (net of taxes of $8)	0.03	—		—		—		29		—	29
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		(1)		—	(1)
SEC Matter Loss Contingency (net of taxes of $0)	0.05	—		—		—		—		46	46
Separation Costs (net of taxes of $3, $1, $1, $2, $0, and $7, respectively) (3)	0.02	7		3		3		5		1	19
Change in FERC Audit Liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Income Tax-Related Adjustments (entire amount represents tax expense) (4)	(0.05)	—		—		—		—		(54)	(54)
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.78	$839		$413		$289		$522		$(289)	$1,774
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to a multi-year Enterprise Resource Planning (ERP) system implementation, which are recorded in Operating and maintenance expense.
(2)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(3)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense and Other, net.
(4)In 2022, for PECO, reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. For Corporate, in connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the net deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs partially offset by a one-time impact associated with a state tax benefit. In 2023, reflects the adjustment to state deferred income taxes dues to changes in forecasted apportionment.
(5)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution and transmission rate increases.

(6)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PECO, reflects increased transmission and energy efficiency revenues due to regulatory required programs. For PHI, reflects higher revenues due to certain EDIT benefits being fully amortized and passed through to customers, which is offset in Interest expense and Other and the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(7)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects increased contracting costs. For PECO, primarily reflects increased storm costs and increased program costs related to regulatory required programs. For BGE, primarily reflects increased storm costs. For PHI, reflects increased contracting costs due to timing. For Corporate, includes the following three items: 1) a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA 2) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (YTD Q1 2023 includes no costs compared to one month of costs for the period prior to the separation for YTD Q1 2022), and 3) an increase in costs for the DPA related matters.
(8)Reflects ongoing capital expenditures across all utilities and higher depreciation rates effective January 2023 for ComEd. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(9)For PHI, primarily reflects higher income tax expense due to certain EDIT benefits being fully amortized and passed through to customers, with an offsetting increase in Other energy delivery. For Corporate, primarily reflects an increase in interest expense and a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA, with an offsetting decrease in Operating and maintenance expense. These items are partially offset by an increase in other income for the proposed settlement of the DPA related derivative claims.
(10)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	8,199	8,467	(3.2)%	(5.3)%	$1,047	$935	12.0%
Small commercial & industrial	7,822	8,003	(2.3)%	(2.3)%	540	217	148.8%
Large commercial & industrial	7,039	6,973	0.9%	0.2%	263	(117)	(324.8)%
Public authorities & electric railroads	209	216	(3.2)%	(3.5)%	11	3	266.7%
Other(b)	—	—	n/a	n/a	265	246	7.7%
Total electric revenues(c)	23,269	23,659	(1.6)%	(2.6)%	2,126	1,284	65.6%
Other Revenues(d)					142	94	51.1%
Total Electric Revenues					$2,268	$1,378	64.6%
Purchased Power					$896	$121	640.5%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	15	75	79	(80.0)%	(81.0)%
Cooling Degree-Days	791	778	722	1.7%	9.6%

Nine Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	20,217	21,835	(7.4)%	(3.3)%	$2,744	$2,610	5.1%
Small commercial & industrial	21,854	22,705	(3.7)%	(2.3)%	1,363	953	43.0%
Large commercial & industrial	20,101	20,361	(1.3)%	(0.7)%	553	48	1,052.1%
Public authorities & electric railroads	622	659	(5.6)%	(4.8)%	33	22	50.0%
Other(b)	—	—	n/a	n/a	716	718	(0.3)%
Total electric revenues(c)	62,794	65,560	(4.2)%	(2.2)%	5,409	4,351	24.3%
Other Revenues(d)					427	185	130.8%
Total Electric Revenues					$5,836	$4,536	28.7%
Purchased Power					$2,068	$1,041	98.7%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,267	3,953	3,829	(17.4)%	(14.7)%
Cooling Degree-Days	1,089	1,155	988	(5.7)%	10.2%

Number of Electric Customers	2023	2022
Residential	3,733,678	3,711,894
Small commercial & industrial	391,222	390,303
Large commercial & industrial	1,887	1,892
Public authorities & electric railroads	4,802	4,854
Total	4,131,589	4,108,943
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $9 million and $6 million for the three months ended September 30, 2023 and 2022, respectively, and $14 million and $14 million for the nine months ended September 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	4,134	4,386	(5.7)%	4.9%	$654	$620	5.5%
Small commercial & industrial	2,070	2,139	(3.2)%	0.8%	148	149	(0.7)%
Large commercial & industrial	3,830	3,943	(2.9)%	(0.4)%	67	93	(28.0)%
Public authorities & electric railroads	152	172	(11.6)%	(10.8)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	80	71	12.7%
Total electric revenues(c)	10,186	10,640	(4.3)%	1.7%	956	941	1.6%
Other Revenues(d)					14	—	n/a
Total Electric Revenues					970	941	3.1%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,134	2,197	(2.9)%	(5.4)%	43	46	(6.5)%
Small commercial & industrial	1,939	2,054	(5.6)%	(8.1)%	16	20	(20.0)%
Large commercial & industrial	4	6	(33.3)%	(7.1)%	—	—	n/a
Transportation	5,278	5,162	2.2%	8.3%	7	5	40.0%
Other(f)	—	—	n/a	n/a	1	2	(50.0)%
Total natural gas revenues(g)	9,355	9,419	(0.7)%	1.1%	67	73	(8.2)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					67	73	(8.2)%
Total Electric and Natural Gas Revenues					$1,037	$1,014	2.3%
Purchased Power and Fuel					$411	$403	2.0%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	18	19	22	(5.3)%	(18.2)%
Cooling Degree-Days	1,064	1,290	1,022	(17.5)%	4.1%

Nine Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	10,186	11,204	(9.1)%	0.7%	$1,617	$1,538	5.1%
Small commercial & industrial	5,616	5,889	(4.6)%	—%	415	386	7.5%
Large commercial & industrial	10,398	10,691	(2.7)%	(0.3)%	196	229	(14.4)%
Public authorities & electric railroads	464	489	(5.1)%	(5.0)%	23	23	—%
Other(b)	—	—	n/a	n/a	219	202	8.4%
Total electric revenues(c)	26,664	28,273	(5.7)%	0.1%	2,470	2,378	3.9%
Other Revenues(d)					14	12	16.7%
Total Electric Revenues					2,484	2,390	3.9%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	23,697	28,240	(16.1)%	(3.9)%	335	335	—%
Small commercial & industrial	14,381	16,238	(11.4)%	(1.8)%	123	125	(1.6)%
Large commercial & industrial	39	20	95.0%	3.6%	1	—	n/a
Transportation	17,482	18,508	(5.5)%	(2.3)%	20	19	5.3%
Other(f)	—	—	n/a	n/a	12	7	71.4%
Total natural gas revenues(g)	55,599	63,006	(11.8)%	(2.9)%	491	486	1.0%
Other Revenues(d)					2	1	100.0%
Total Natural Gas Revenues					493	487	1.2%
Total Electric and Natural Gas Revenues					$2,977	$2,877	3.5%
Purchased Power and Fuel					$1,197	$1,093	9.5%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,236	2,632	2,866	(15.0)%	(22.0)%
Cooling Degree-Days	1,297	1,725	1,408	(24.8)%	(7.9)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,531,168	1,523,269	Residential	505,370	500,934
Small commercial & industrial	155,932	155,516	Small commercial & industrial	44,743	46,074
Large commercial & industrial	3,111	3,120	Large commercial & industrial	9	9
Public authorities & electric railroads	10,416	10,393	Transportation	629	656
Total	1,700,627	1,692,298	Total	550,751	547,673
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended September 30, 2023 and 2022, respectively, and $5 million and $5 million for the nine months ended September 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and less than $1 million for the three months ended September 30, 2023 and 2022, respectively, and $1 million and $1 million for the nine months ended September 30, 2023 and 2022, respectively.

BGE Statistics
Three Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,601	3,664	(1.7)%	(1.4)%	$512	$406	26.1%
Small commercial & industrial	722	754	(4.2)%	(1.4)%	86	88	(2.3)%
Large commercial & industrial	3,664	3,703	(1.1)%	(1.2)%	144	158	(8.9)%
Public authorities & electric railroads	50	46	8.7%	3.9%	7	7	—%
Other(b)	—	—	n/a	n/a	104	101	3.0%
Total electric revenues(c)	8,037	8,167	(1.6)%	(1.3)%	853	760	12.2%
Other Revenues(d)					(17)	(3)	466.7%
Total Electric Revenues					836	757	10.4%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,258	2,321	(2.7)%	(2.0)%	57	70	(18.6)%
Small commercial & industrial	782	844	(7.3)%	(7.1)%	10	13	(23.1)%
Large commercial & industrial	7,512	7,943	(5.4)%	(5.2)%	25	28	(10.7)%
Other(f)	7	82	(91.5)%	n/a	4	2	100.0%
Total natural gas revenues(g)	10,559	11,190	(5.6)%	(4.7)%	96	113	(15.0)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					96	113	(15.0)%
Total Electric and Natural Gas Revenues					$932	$870	7.1%
Purchased Power and Fuel					$380	$350	8.6%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	41	50	70	(18.0)%	(41.4)%
Cooling Degree-Days	706	711	617	(0.7)%	14.4%

Nine Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	9,162	9,985	(8.2)%	(0.2)%	$1,308	$1,158	13.0%
Small commercial & industrial	2,005	2,126	(5.7)%	(0.7)%	253	239	5.9%
Large commercial & industrial	9,812	10,090	(2.8)%	(1.2)%	412	418	(1.4)%
Public authorities & electric railroads	153	152	0.7%	(0.3)%	22	20	10.0%
Other(b)	—	—	n/a	n/a	303	297	2.0%
Total electric revenues(c)	21,132	22,353	(5.5)%	(0.7)%	2,298	2,132	7.8%
Other Revenues(d)					24	(10)	(340.0)%
Total Electric Revenues					2,322	2,122	9.4%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	22,954	28,382	(19.1)%	1.0%	406	448	(9.4)%
Small commercial & industrial	5,706	6,895	(17.2)%	(3.3)%	66	77	(14.3)%
Large commercial & industrial	28,785	31,854	(9.6)%	(3.9)%	124	128	(3.1)%
Other(f)	1,692	5,472	(69.1)%	n/a	28	50	(44.0)%
Total natural gas revenues(g)	59,137	72,603	(18.5)%	(1.7)%	624	703	(11.2)%
Other Revenues(d)					40	(15)	(366.7)%
Total Natural Gas Revenues					664	688	(3.5)%
Total Electric and Natural Gas Revenues					$2,986	$2,810	6.3%
Purchased Power and Fuel					$1,145	$1,093	4.8%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,195	2,737	2,942	(19.8)%	(25.4)%
Cooling Degree-Days	917	990	879	(7.4)%	4.3%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,208,230	1,200,786	Residential	655,753	653,413
Small commercial & industrial	115,557	115,778	Small commercial & industrial	37,950	38,128
Large commercial & industrial	13,007	12,774	Large commercial & industrial	6,289	6,222
Public authorities & electric railroads	264	266
Total	1,337,058	1,329,604	Total	699,992	697,763
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2023 and 2022, respectively, and $4 million and $5 million for the nine months ended September 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended September 30, 2023 and 2022, respectively, and $2 million and $8 million for the nine months ended September 30, 2023 and 2022, respectively.

Pepco Statistics
Three Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	2,529	2,384	6.1%	1.3%	$405	$318	27.4%
Small commercial & industrial	315	299	5.4%	3.7%	54	44	22.7%
Large commercial & industrial	3,975	3,866	2.8%	2.3%	303	303	—%
Public authorities & electric railroads	175	176	(0.6)%	(0.4)%	9	9	—%
Other(b)	—	—	n/a	n/a	67	57	17.5%
Total electric revenues(c)	6,994	6,725	4.0%	2.0%	838	731	14.6%
Other Revenues(d)					(16)	(7)	128.6%
Total Electric Revenues					$822	$724	13.5%
Purchased Power					$288	$230	25.2%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	11	19	8	(42.1)%	37.5%
Cooling Degree-Days	1,182	1,218	1,184	(3.0)%	(0.2)%

Nine Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	6,090	6,390	(4.7)%	—%	$954	$826	15.5%
Small commercial & industrial	831	855	(2.8)%	(0.2)%	134	117	14.5%
Large commercial & industrial	10,299	10,499	(1.9)%	(0.1)%	838	806	4.0%
Public authorities & electric railroads	442	451	(2.0)%	(1.3)%	25	25	—%
Other(b)	—	—	n/a	n/a	187	157	19.1%
Total electric revenues(c)	17,662	18,195	(2.9)%	(0.1)%	2,138	1,931	10.7%
Other Revenues(d)					36	(12)	(400.0)%
Total Electric Revenues					$2,174	$1,919	13.3%
Purchased Power					$750	$605	24.0%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,840	2,357	2,437	(21.9)%	(24.5)%
Cooling Degree-Days	1,572	1,721	1,693	(8.7)%	(7.1)%

Number of Electric Customers	2023	2022
Residential	862,321	853,873
Small commercial & industrial	54,082	54,423
Large commercial & industrial	22,952	22,789
Public authorities & electric railroads	205	196
Total	939,560	931,281
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2023 and 2022, respectively, and $5 million and $4 million for the nine months ended September 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,620	1,574	2.9%	1.2%	$255	$207	23.2%
Small commercial & industrial	683	667	2.4%	1.6%	70	65	7.7%
Large commercial & industrial	1,154	1,167	(1.1)%	(0.5)%	32	43	(25.6)%
Public authorities & electric railroads	9	10	(10.0)%	(5.4)%	3	4	(25.0)%
Other(b)	—	—	n/a	n/a	67	55	21.8%
Total electric revenues(c)	3,466	3,418	1.4%	0.6%	427	374	14.2%
Other Revenues(d)					(1)	—	n/a
Total Electric Revenues					426	374	13.9%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	414	374	10.7%	8.3%	12	10	20.0%
Small commercial & industrial	350	331	5.7%	4.4%	7	6	16.7%
Large commercial & industrial	381	397	(4.0)%	(4.0)%	1	3	(66.7)%
Transportation	1,119	1,284	(12.9)%	(13.0)%	3	3	—%
Other(g)	—	—	n/a	n/a	1	16	(93.8)%
Total natural gas revenues	2,264	2,386	(5.1)%	(5.7)%	24	38	(36.8)%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					24	38	(36.8)%
Total Electric and Natural Gas Revenues					$450	$412	9.2%
Purchased Power and Fuel					$201	$183	9.8%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	26	31	25	(16.1)%	4.0%
Cooling Degree-Days	1,007	1,046	919	(3.7)%	9.6%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	37	32	35	15.6%	5.7%

Nine Months Ended September 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,993	4,257	(6.2)%	(0.8)%	$626	$570	9.8%
Small commercial & industrial	1,765	1,809	(2.4)%	(0.8)%	189	173	9.2%
Large commercial & industrial	3,138	3,207	(2.2)%	(0.6)%	98	99	(1.0)%
Public authorities & electric railroads	31	32	(3.1)%	(4.4)%	11	11	—%
Other(b)	—	—	n/a	n/a	186	168	10.7%
Total electric revenues(c)	8,927	9,305	(4.1)%	(0.8)%	1,110	1,021	8.7%
Other Revenues(d)					13	(2)	(750.0)%
Total Electric Revenues					1,123	1,019	10.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	4,781	5,810	(17.7)%	(4.9)%	88	77	14.3%
Small commercial & industrial	2,494	2,882	(13.5)%	(0.3)%	40	35	14.3%
Large commercial & industrial	1,166	1,259	(7.4)%	(7.2)%	3	9	(66.7)%
Transportation	4,350	4,934	(11.8)%	(7.9)%	11	11	—%
Other(f)	—	—	n/a	n/a	8	25	(68.0)%
Total natural gas revenues	12,791	14,885	(14.1)%	(5.2)%	150	157	(4.5)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					150	157	(4.5)%
Total Electric and Natural Gas Revenues					$1,273	$1,176	8.2%
Purchased Power and Fuel					$562	$507	10.8%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,223	2,724	2,891	(18.4)%	(23.1)%
Cooling Degree-Days	1,259	1,392	1,269	(9.6)%	(0.8)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,306	2,828	3,020	(18.5)%	(23.6)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	484,425	480,779	Residential	129,436	129,005
Small commercial & industrial	64,101	63,685	Small commercial & industrial	10,039	10,044
Large commercial & industrial	1,245	1,230	Large commercial & industrial	14	16
Public authorities & electric railroads	593	597	Transportation	165	156
Total	550,364	546,291	Total	139,654	139,221
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended September 30, 2023 and 2022, respectively and $5 million for both the nine months ended September 30, 2023 and 2022.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	1,587	1,516	4.7%	(2.0)%	$299	$283	5.7%
Small commercial & industrial	509	478	6.5%	4.1%	75	70	7.1%
Large commercial & industrial	923	885	4.3%	3.1%	51	55	(7.3)%
Public authorities & electric railroads	10	9	11.1%	7.8%	4	3	33.3%
Other(b)	—	—	n/a	n/a	68	54	25.9%
Total electric revenues(c)	3,029	2,888	4.9%	0.7%	497	465	6.9%
Other Revenues(d)					5	(3)	(266.7)%
Total Electric Revenues					$502	$462	8.7%
Purchased Power					$221	$197	12.2%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	31	38	31	(18.4)%	—%
Cooling Degree-Days	852	955	879	(10.8)%	(3.1)%

Nine Months Ended September 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	3,122	3,293	(5.2)%	(2.9)%	$601	$611	(1.6)%
Small commercial & industrial	1,227	1,179	4.1%	5.3%	180	171	5.3%
Large commercial & industrial	2,455	2,396	2.5%	3.2%	163	151	7.9%
Public authorities & electric railroads	33	34	(2.9)%	(1.7)%	13	11	18.2%
Other(b)	—	—	n/a	n/a	194	190	2.1%
Total electric revenues(c)	6,837	6,902	(0.9)%	0.7%	1,151	1,134	1.5%
Other Revenues(d)					21	(14)	(250.0)%
Total Electric Revenues					$1,172	$1,120	4.6%
Purchased Power					$493	$497	(0.8)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,558	3,007	3,037	(14.9)%	(15.8)%
Cooling Degree-Days	1,007	1,231	1,183	(18.2)%	(14.9)%

Number of Electric Customers	2023	2022
Residential	504,330	501,869
Small commercial & industrial	62,410	62,204
Large commercial & industrial	2,980	3,075
Public authorities & electric railroads	729	731
Total	570,449	567,879
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended September 30, 2023 and 2022, and $1 million and $2 million for the nine months ended September 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs.